EXECUTION VERSION

SIXTH STREET FUNDING LLC
American General Mortgage Loan Trust 2010-1,
American General Mortgage Pass-Through Certificates, Series 2010-1

PURCHASE AGREEMENT

March 29, 2010

RBS Securities Inc. As Representative of the Initial Purchasers 600 Washington Boulevard Stamford, Connecticut 06901

Ladies and Gentlemen:

Sixth Street Funding LLC, as depositor (the “Depositor”), proposes to sell the American General Mortgage Loan Trust 2010-1, American General Mortgage Pass-Through Certificates, Series 2010-1, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the “Offered Certificates”). The Offered Certificates are to be issued pursuant to a Pooling and Servicing Agreement, dated as of January 31, 2010 (the “Pooling and Servicing Agreement”) among the Depositor, Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), securities administrator (in such capacity, the “Securities Administrator”) and custodian (in such capacity, the “Custodian”), MorEquity, Inc., as servicer (the “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  The Offered Certificates will evidence beneficial ownership interests in the Trust Fund (as defined in the Pooling and Servicing Agreement) consisting primarily of fixed-rate, one- to four-family residential mortgage loans (the “Mortgage Loans”). One or more elections will be made to treat certain assets of the Trust as real estate mortgage investment conduits (“REMICs”) for federal income tax purposes.

The Initial Purchasers named in Schedule I hereto (the “Purchasers”) are purchasing, severally, only the Offered Certificates set forth opposite their names in Schedule I, except that the amounts purchased by the Purchasers may change in accordance with Section 9 of this Agreement.  RBS Securities Inc. is acting as representative of the Purchasers in such capacity is hereinafter referred to as the “Representative.”

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 1.

Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with, the Purchasers as follows:

(a)

The Depositor has been duly organized and is validly existing and in good standing under the laws of its state of organization, with full power and authority to own its assets and conduct its business as presently conducted and as proposed to be conducted, is duly qualified as a foreign company in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business;

(b)

As of the Closing Date, the Offered Certificates will be duly and validly authorized and, when such Offered Certificates are duly and validly executed by the Securities Administrator and authenticated by the Certificate Registrar and issued and delivered in accordance with the Pooling and Servicing Agreement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement;

(c)

The execution and delivery by the Depositor of this Agreement and the Pooling and Servicing Agreement, and the issuance, sale and delivery of the Offered Certificates, are within the power of the Depositor and have been, or will have been, duly authorized by all necessary action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of its organizational documents, (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (iii) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, except such conflicts that would not materially and adversely affect such execution and delivery, consummation or compliance by the Depositor, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

(d)

This Agreement has been duly executed and delivered by the Depositor;

(e)

This Agreement, as of the date hereof and the Pooling and Servicing Agreement, as of the Closing Date, will constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity;

(f)

No consent, approval, authorization, order, registration, license, permit or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Offered Certificates, or the consummation by the Depositor of other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) have been previously obtained or (b) the failure to which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement;

(g)

The Depositor has not offered or sold or solicited any offer to buy, and will not offer or sell or solicit any offer to buy, directly or indirectly, any Offered Certificates or any other security in any manner that would render the issuance and sale of such Offered Certificates under this Agreement, or the reoffer and resale of such Offered Certificates as contemplated by Section 3 hereof, a violation of the Securities Act of 1933, as amended (the “Act”);

(h)

Assuming the truth and accuracy of the representations and warranties made by the Purchasers herein, the offer or sale of the Offered Certificates to the Purchasers in the manner contemplated herein is exempt from registration under the Act; and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended;

(i)

The Trust is not (and after the offering of the Offered Certificates will not be) an investment company subject to registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is not under the control of an investment company;

(j)

At the Closing Date the representations and warranties made by the Depositor in the Pooling and Servicing Agreement are true and correct;

(k)

At the time of the execution and delivery of the Pooling and Servicing Agreement, (i) the Depositor will be the beneficial owner of the Mortgage Loans being transferred to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of any lien or other encumbrance and (ii) the Depositor will not have assigned to any person any of its right, title or interest in the Mortgage Loans or in the Pooling and Servicing Agreement or the Offered Certificates;

(l)

At the time of the execution and delivery of the Pooling and Servicing Agreement, the Depositor will have the power and authority to transfer the Mortgage Loans to the Trustee and to transfer the Offered Certificates to the Purchasers and, upon execution and delivery to the Trustee of the Pooling and Servicing Agreement and delivery to the Purchasers of the Offered Certificates and payment therefor, the Mortgage Loans will have been duly and validly assigned to the Trustee in accordance with the terms of the Pooling and Servicing Agreement;

(m)

Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the Pooling and Servicing Agreement, and the execution, delivery and issuance of the Offered Certificates have been or will be paid at or prior to the Closing Date;

(n)

The Offered Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in (i) the preliminary supplemental memorandum and the preliminary base memorandum (collectively, together with any exhibits or supplements thereto, the “Preliminary Memorandum”) and (ii) the final supplemental memorandum and the final base memorandum (collectively, together with any exhibits or supplements thereto, the “Final Memorandum”);

(o)

As of the date hereof, the information provided to the Representative (in writing or via electronic transmission) concerning the characteristics of the Mortgage Loans is true and correct in all material respects, except for errors the Depositor or a Seller has provided corrected information to the Representative prior to the date hereof;

(p)

As of the date thereof and as of the date hereof, the term sheet used in connection with the offering of the Offered Certificates (the “Term Sheet”) together with the Preliminary Memorandum (in each case excluding any pricing information omitted therefrom and any information derived from such pricing information), and as of the date thereof and as of the Closing Date, the Final Memorandum, will not contain any untrue statement of fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representation or warranty as to the Initial Purchaser Information (as defined in the Indemnification Agreement);

(q)

There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before, or, to the best of the Depositor’s knowledge, threatened, by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) asserting the invalidity of any of this Agreement, the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement (collectively, the “Agreements”) or the Certificates, (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by any of the Agreements or (d) which would be reasonable likely to materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of any of the Agreements or the Certificates.

SECTION 2.

Sale and Delivery to the Purchasers; Closing. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Purchasers, and each Purchaser agrees (except as provided in Sections 8 and 9 hereof), severally and not jointly, to purchase from the Depositor, the aggregate initial principal amounts or percentage interests of the Offered Certificates of each Class, as set forth opposite such Purchaser’s name on Schedule I, at the purchase price or prices set forth on Schedule I (the “Purchase Price”).

Delivery of and payment for the Class A-1 Certificates will be made at the office of RBS Securities Inc. located at 600 Washington Boulevard, Stamford, Connecticut 06901, at such time as shall be on Schedule I hereto or at such other time thereafter as the Representative and the Depositor shall agree upon, each such time being herein referred to as a “Closing Date” and  delivery of and payment for the Class A-2, Class A-3 and Class A-4 Certificates will be made at the office of RBS Securities Inc., at such time as shall be on Schedule I hereto or at such other time thereafter as the Representative and the Depositor shall agree upon, each such time being herein referred to as a “Settlement Date”.  Delivery of such Offered Certificates shall be made by the Depositor to the Representative for the accounts of the Initial Purchasers against payment of the Purchase Price in immediately available funds wired to such bank as may be designated by the Depositor, or paid by such other manner as may be agreed upon by the Depositor and the Purchasers.

The parties hereto agree that settlement for all securities sold pursuant to this Agreement shall take place on the terms set forth herein as permitted under Rule 15c6-1(d) under the Exchange Act.

SECTION 3.

Resale of Offered Certificates.  Each Purchaser understands that the Offered Certificates have not been registered under the Act in reliance upon the exemption provided in Section 4(2) of the Act, and it agrees that it will not sell or otherwise transfer any of the Offered Certificates except upon compliance with the provisions of this Agreement and the Pooling and Servicing Agreement. Each Purchaser represents and warrants that it will make sales of the Offered Certificates (i) in the United States to institutional purchasers that such Purchaser reasonably believes are “qualified institutional buyers” as provided by Rule 144A of the rules and regulations promulgated under the Act and otherwise in compliance with Rule 144A or (ii) in offshore transactions to persons who are not “U.S. Persons” as defined in Regulation S promulgated under the Act (“Regulation S”).

Prior to the resale by any Purchaser of any Offered Certificates, the Depositor will provide such Purchaser with the Final Memorandum, for purposes of resales of the Offered Certificates to qualified institutional buyers in transactions not involving a public offering.  Upon a Purchaser’s approval of the Final Memorandum and prior to the delivery of the Final Memorandum to an investor, the Depositor shall execute and deliver and cause American General Finance Corporation (“AGFC”) to execute and deliver to such Purchaser, and such Purchaser shall execute and deliver to the Depositor and AGFC, an indemnification and contribution agreement in substantially the form attached hereto as Exhibit  A (the “Indemnification Agreement”).

Each of the Term Sheet, the Preliminary Memorandum and the Final Memorandum shall contain, among other things, information concerning the Pooling and Servicing Agreement, the Mortgage Loans and the Offered Certificates. Upon the completion but prior to any distribution of the Term Sheet, Preliminary Memorandum or Final Memorandum, the Depositor shall deliver to the Purchasers, at the Depositor’s sole expense, a letter from Deloitte & Touche LLP (“Deloitte”), dated on or prior to the date of the Term Sheet, the Preliminary Memorandum and the Final Memorandum, as applicable, and satisfactory in form and substance to the Depositor and the Purchasers to the effect that (A) any decrement tables, yield tables and any related statistical data relating to the Offered Certificates or the Mortgage Loans contained in or incorporated by reference in the Term Sheet, the Preliminary Memorandum and the Final Memorandum are accurate based upon the modeling assumptions set forth therein, and (B) covering such other matters relating to the Term Sheet, the Preliminary Memorandum and the Final Memorandum as the Purchasers or the Depositor may reasonably request.

The Depositor authorizes each Purchaser to deliver to investors purchasing from any Purchaser copies of the Pooling and Servicing Agreement, the Preliminary Memorandum and the Final Memorandum, and any information required to be delivered to prospective transferees in accordance with Rule 144A (“Rule 144A Information”).

Each Purchaser represents and agrees that (i) it has not offered or sold and will not offer or sell any Offered Certificates to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Offered Certificates, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services and Markets Act 2000 (the “FSMA”); (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the Trust; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Offered Certificates in, from or otherwise involving the United Kingdom.

If, at any time prior to 90 days following the Closing Date, any event occurs as a result of which the Final Memorandum, as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Depositor shall promptly notify the Purchasers and prepare and furnish to the Purchasers without charge to the Purchasers an amendment or supplement to the Final Memorandum, reasonably satisfactory to the Purchasers that will correct such statement or omission; provided, however, that after the expiration of such 90-day period, the Depositor shall use commercially reasonable efforts to assist the Purchasers (at the cost of the Purchasers) in updating the Final Memorandum. Notwithstanding the foregoing, the Depositor will not be required to prepare any amendments or supplements to the Final Memorandum, to reflect any reductions in the Certificate Principal Balances of the Offered Certificates occurring subsequent to the date of the Final Memorandum  (or any information based on such reduced principal balances, including any hypothetical payment scenarios), nor will the Depositor be required to reflect any such reductions or information in any amendment or supplement to the Final Memorandum.

SECTION 4.

Representations, Warranties and Covenants of the Purchasers. Each Purchaser severally represents and warrants to, and agrees with, the Depositor as to itself that:

(a)

Such Purchaser is duly authorized to enter into and has duly executed and delivered this Agreement.

(b)

Such Purchaser understands that the Offered Certificates have not been registered or qualified under the Act or the securities laws of any state and, therefore, cannot be resold unless they are registered or qualified thereunder or unless an exemption from registration or qualification is available.

(c)

Such Purchaser is acquiring the Offered Certificates for its own account and not with a view to the public offering thereof in violation of the Act (subject, nevertheless, to the understanding that disposition of such Purchaser’s property shall at all times be and remain within such Purchaser’s control).  Such Purchaser is a sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Offered Certificates, and is an “accredited investor” within the meaning of Rule 501(a)(1), (2) or (3) of Regulation D promulgated under the Act.

(d)

Such Purchaser shall not solicit any offer to buy or to sell, or offer to sell, any of the Offered Certificates to any investor unless (i) such Purchaser has provided to such prospective investor a copy of the Preliminary Memorandum or the Final Memorandum and (ii) such Purchaser reasonably believes such investor is either (a) a qualified institutional buyer or (b) a person who is not a “U.S. Person” as defined in Regulation S.  Prior to the resale by any

Purchaser of any Offered Certificates to an investor, such Purchaser shall provide a copy of the Final Memorandum to such investor.

(e)

Such Purchaser has not and shall not, nor has it authorized or will it authorize any person to, (a) offer, pledge, sell, dispose of or otherwise transfer any Offered Certificate, any interest in any Offered Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Offered Certificate, any interest in any Offered Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Offered Certificate, any interest in any Offered Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (d) above), would constitute a distribution of any Offered Certificate under the Act, that would render the disposition of any Offered Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto.  The Purchaser will not sell or otherwise transfer any of the Offered Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

SECTION 5.

Agreements.  The Depositor agrees with each Purchaser that:

(a)

The Depositor will furnish the Purchasers with electronic copies of the Preliminary Memorandum and the Final Memorandum for a particular offering of Offered Certificates as the Purchasers may from time to time reasonably request (such period not to exceed 90 days from the Closing Date, except as otherwise provided herein).

(b)

The Depositor will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Purchasers to qualify the Offered Certificates for sale pursuant to an exemption under the state securities or Blue Sky Laws of any state as any Purchaser may reasonably designate and to determine the legality of such Offered Certificates for purchase by institutional investors; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date hereof or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not now subject to such service of process.

(c)

So long as the Offered Certificates are outstanding, the Depositor will cause the Securities Administrator to furnish to the Purchasers (and any subsequent beneficial owner of an Offered Certificate) (i) copies of the annual independent public accountants’ servicing report furnished to the Trustee pursuant to the Pooling and Servicing Agreement, (ii) any Rule 144A Information and (iii) within a reasonable time after the end of each calendar year, such information as is reasonably necessary to assist such Certificateholder in preparing federal income tax returns.

SECTION 6.

Payment of Expenses.  The Depositor will be responsible for, and shall pay, all costs and expenses incident to the performance of its obligations under this Agreement including, without limitation, those related to: (i) the preparation, printing, registration, issuance and delivery of the Offered Certificates to the Purchasers, (ii) the fees and disbursements of the Depositor’s accountants and counsel, if any, rendering a closing opinion, (iii) the fees and disbursements of the Purchasers’ counsel, (iv) the preparation, reproduction and delivery to the

Purchasers, copies of the Preliminary Memorandum and the Final Memorandum and all amendments and supplements thereto and (v) the reproduction and delivery to the Purchasers, in such quantities as the Purchasers may reasonably request, of copies of the Pooling and Servicing Agreement.

SECTION 7.

Conditions to Purchasers’ Obligations.  The several obligations of the Purchasers hereunder to purchase the Offered Certificates are subject to the accuracy at and as of the Closing Date of the representations and warranties of the Depositor herein contained, to the accuracy at and as of the Closing Date of the statements of officers of the Depositor made pursuant hereto, to the performance by the Depositor of its obligations hereunder and to compliance at and as of the Closing Date by the Depositor with its covenants and agreements herein contained including the following:

(a)

Weil, Gotshal & Manges LLP (“Weil”) counsel for the Depositor, shall have furnished to the Representative opinions, dated the Closing Date, as the Representative may reasonably request, in form and substance satisfactory to the Representative.

(b)

The Representative shall have received from Sonnenschein Nath & Rosenthal LLP (“Sonnenschein”), counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered Certificates and such other related matters, as the Representative may reasonably require, and the Depositor shall have furnished to such counsel such documents as the Representative may reasonably request for the purpose of enabling them to pass upon such matters.

(c)

The Representative shall have received from each of Weil and Sonnenschein, a letter, dated the Closing Date, providing negative assurance with respect to the Preliminary Memorandum as of the date hereof (excluding any pricing information omitted therefrom and any information derived from such pricing information) and with respect to the Final Memorandum, as of its date and as of the Closing Date;

(d)

The Representative shall have received from Moody’s Investors Service, Inc. a letter from that it has assigned the following ratings to the Offered Certificates:  (i) a rating “Aaa” to the Class A-1 Certificates, (ii) a rating of “A1” to the Class A-2 Certificates, (iii) a rating of “Baa2” to the Class A-3 Certificates and (iv) a rating of “Baa3” to the Class A-4 Certificates;

(e)

The Depositor shall have furnished to the Representative a certificate of the Depositor, signed by the President or any Vice President, dated the Closing Date, to the effect that the signers of such certificate have carefully examined this Agreement, and that the representations and warranties of the Depositor in this Agreement are true and correct in all material respects on and as of the Closing Date, and the Depositor has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f)

Counsel for the Sellers, the Securities Administrator, the Master Servicer, the Servicer, the Custodian and the Trustee, shall have furnished to the Representative opinions, dated the Closing Date, in form and substance satisfactory to the Representative.

(g)

Deloitte shall have furnished to the Representative a letter or letters, in form and substance satisfactory to the Representative, stating in effect that they have performed certain specified procedures as a result of which they have determined that such information as the Representative may reasonably request of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Depositor) set forth in, or included in an exhibit to, the Term Sheet, the Preliminary Memorandum and the Final Memorandum or any related materials or documents agrees with the accounting records of the Depositor, excluding any questions of legal interpretation.

(h)

The Representative shall have received an officer’s certificate or certificates (as the Purchasers may request) signed by such of the principal executive, financial and accounting officers of each Seller and the Depositor, dated as of the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that with respect to each such party, as applicable, (i) the representations and warranties of such party in this Agreement or in any applicable Agreement are true and correct in all material respects; (ii) such party has complied in all material respects with all agreements and satisfied all conditions on its part to be complied with or satisfied at or prior to the Closing Date; (iii) the information contained in the Preliminary Memorandum and the Final Memorandum relating to the Sellers and the Depositor, as applicable, and relating to the Mortgage Loans, is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Preliminary Memorandum or the Final Memorandum contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein not misleading; (iv) subsequent to the respective dates as of which information is given in the Preliminary Memorandum or the Final Memorandum, and except as otherwise set forth in or contemplated by the Preliminary Memorandum or the Final Memorandum, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of such party and (v) except as otherwise stated in the Preliminary Memorandum and the Final Memorandum, there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting such party or the transactions contemplated by this Agreement.

(i)

The Representative shall have received a certificate from the Servicer, dated as of the Closing Date, signed by one or more duly authorized officers of the Servicer, to the effect that the signer of such certificate has carefully examined the Pooling and Servicing Agreement and that, to the best of his or her knowledge, the Servicer’s representations and warranties in the Pooling and Servicing Agreement are true and correct in all material respects.

(j)

The Representative shall have received a certificate from the Trustee, dated as of the Closing Date, signed by one or more duly authorized officers of the Trustee, to the effect that the Agreements to which the Trustee is a party have been duly, authorized, executed and delivered by the Trustee.

(k)

There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, subsequent to the execution and delivery of this Agreement, of AGFC or the Servicer, that is in the reasonable judgment of the Purchasers material and adverse and that makes it in the reasonable judgment of the Purchasers impracticable to market the Offered

Certificates on the terms and in the manner contemplated in the Preliminary Memorandum and the Final Memorandum.

(l)

Subsequent to the execution and delivery of this Agreement, none of the following shall have occurred (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Securities and Exchange Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or New York state authorities, (iii) the United States shall have become engaged in material hostilities, there shall have been an escalation of such hostilities involving the United States or there shall have been a declaration of war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such), and in the case of any of the events specified in clauses (i) through (iv), such event makes it, in the reasonable judgment of the Purchasers, impractical to market the Offered Certificates.

(m)

Prior to the Closing Date, the Depositor, the Sellers, the Master Servicer, the Servicer and the Trustee shall have furnished to the Representative such further information, certificates, opinions and documents as the Representative or its counsel may reasonably request

(n)

On or prior to the Settlement Date, an affiliate of the Depositor shall have remitted an amount equal to the purchase price for the Class A-2, Class A-3 and Class A-4 Certificates (as agreed upon by such affiliate of the Depositor and the Representative) to the Representative and the Representative shall have confirmed receipt of such amount.

SECTION 8.

Termination of Obligations of the Purchasers.  The obligations of the Purchasers to purchase the Class A-1 Certificates on the Closing Date and the Class A-2, Class A-3 and Class A-4 Certificates on the Settlement Date shall be terminable by the Purchasers if at any time on or prior to the Closing Date or Settlement Date, as applicable (i) any of the conditions set forth in Section 7 are not satisfied when and as provided therein; (ii) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to a Seller or the Depositor, or for the winding up or liquidation of the affairs of a Seller or the Depositor; or (iii) there shall have been the consent by a Seller or the Depositor to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to a Seller or a Depositor or of or relating to substantially all of the property of a Seller or the Depositor. The termination of the Purchasers’ obligations hereunder shall not terminate the Purchasers’ rights hereunder or its right to exercise any remedy available to it at law or in equity.

SECTION 9.

Default by One or More of the Purchasers. If one or more of the Purchasers participating in the offering of the Offered Certificates shall fail at the Closing Date or the Settlement Date, as applicable, to purchase the Offered Certificates which it is (or they are) obligated to purchase hereunder (the “Defaulted Certificates”), then the non-defaulting Purchasers shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Purchasers, or any other purchasers, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth.  If, however, the Purchasers have not completed such arrangements within such 24-hour period, then

(a)

if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, the non-defaulting Purchasers named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective purchasing obligations hereunder bear to the purchasing obligations of all such non-defaulting Purchasers, or

(b)

if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Purchasers.

No action taken pursuant to this Section 9 shall relieve any defaulting Purchaser from the liability with respect to any default of such Purchaser under this Agreement.

In the event of a default by any Purchaser as set forth in this Section 9, each of the non-defaulting Purchasers and the Depositor shall have the right to postpone the Closing Date or Settlement Date, as applicable, for a period not exceeding five Business Days in order that any required changes in the Preliminary Memorandum or Final Memorandum or in any other documents or arrangements may be effected.

SECTION 10.

No Fiduciary Duty.  The Depositor acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Depositor with respect to the offering of the Offered Certificates (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor or any other person. In addition, none of the Purchasers are advising the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor shall consult with its own advisors concerning such matters, and the Purchasers shall have no responsibility or liability to the Depositor with respect thereto. Any review by the Purchasers of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Purchasers and shall not be on behalf of the Depositor.

SECTION 11.

Representations, Warranties, Covenants and Indemnities to Survive Delivery.  All representations, warranties, covenants and indemnities contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or controlling Person, or by or on behalf of the Depositor, and shall survive delivery of any Offered Certificates to the Purchasers or termination or cancellation of this Agreement.

SECTION 12.

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication and shall be deemed to take effect at the time of receipt thereof. Notices to the Purchasers shall be directed to the address set forth on the first page hereof. Notices to the Depositor shall be directed to it at 601 N.W. Second Street, Evansville, Indiana 47708, Attention: Treasurer.

SECTION 13.

Parties.  This Agreement shall inure to the benefit of and be binding upon the Purchasers, the Depositor, and the controlling Persons referred to in Section 11 hereof and their respective successors.

SECTION 14.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

* * * * * * *

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Purchasers in accordance with its terms.

Very truly yours,

SIXTH STREET FUNDING LLC

By:

/s/  Kevin J. Small_______

Name:

Kevin J. Small

Title:

 President

The foregoing Agreement is

hereby confirmed and accepted as

of the date first above written:

RBS SECURITIES INC.

Acting on its own behalf and as Representative of the

Purchasers referred to in the foregoing Agreement

By:

Name:

Title:

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Purchasers in accordance with its terms.

Very truly yours,

SIXTH STREET FUNDING LLC

By:

Name:

Title:

The foregoing Agreement is

hereby confirmed and accepted as

of the date first above written:

RBS SECURITIES INC.

Acting on its own behalf and as Representative of the

Purchasers referred to in the foregoing Agreement

By:

/s/  Matt Miles_______

Name:  Matt Miles

Title:  Senior Vice President

SCHEDULE I

TITLE, PURCHASE PRICE AND DESCRIPTION OF CERTIFICATES

Title:	Sixth Street Funding LLC, American General Mortgage Loan Trust 2010-1, American General Mortgage Pass-Through Certificates, Series 2010-1
Aggregate Stated Principal Balance of the Mortgage Loans on the Closing Date:	$1,002,652,669.08
Closing Date:

March 30, 2010, at the office of RBS Securities Inc., at 10:00 a.m.; provided, however, that the purchase of the Class A-1 Certificates by the Purchasers shall take place on the Closing Date and the purchase of the Class A-2, Class A-3 and Class A-4 Certificates by the Purchasers shall take place on March 31, 2010 (such date referred to herein as the “Settlement Date”).

Purchase Price for the Offered Certificates (including accrued interest) (approximate):	Class A-1	$503,285,238
	Class A-2	$71,029,320
	Class A-3	$67,269,370
	Class A-4	$54,390,218

Purchaser	Initial Certificate Principal Balance of the Class A-1 Certificates	Initial Certificate Principal Balance of the Class A-2 Certificates	Initial Certificate Principal Balance of the Class A-3 Certificates	Initial Certificate Principal Balance of the Class A-4 Certificates
RBS Securities Inc.	$401,060,800	$60,159,200	$60,159,200	$52,138,400
Banc of America Securities LLC	$ 40,106,080	$ 6,015,920	$ 6,015,920	$ 5,213,840
Citigroup Global Markets Inc.	$ 40,106,080	$ 6,015,920	$ 6,015,920	$ 5,213,840
Deutsche Bank Securities Inc.	$ 20,053,040	$ 3,007,960	$ 3,007,960	$ 2,606,920

I- 1 -

EXHIBIT A

FORM OF INDEMNIFICATION AND CONTRIBUTION AGREEMENT

A-1

INDEMNIFICATION
AND
CONTRIBUTION AGREEMENT

THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT, dated _____, 20__ (the “Agreement”), is among Sixth Street Funding LLC (the “Depositor”), American General Finance Corporation (“AGFC”), RBS Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (the “Initial Purchasers”).

RBS Securities Inc. is acting as representative of the Initial Purchasers and in such capacity is hereinafter referred to as the “Representative.”

W I T N E S S E T H:

WHEREAS, the Initial Purchasers and the Depositor are entering into a Certificate Purchase Agreement (as defined herein) pursuant to which the Initial Purchasers have severally, but not jointly, agreed to purchase the Offered Certificates (as defined herein);

WHEREAS, as an inducement to the Initial Purchasers to enter into the Certificate Purchase Agreement, the Depositor wishes to provide indemnification and contribution to the Initial Purchasers on the terms and conditions hereinafter set forth.

WHEREAS, as an inducement to the Depositor to enter into the Certificate Purchase Agreement, the Initial Purchasers wish to provide indemnification and contribution to the Depositor on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1.

Certain Defined Terms.

The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

1933 Act: The Securities Act of 1933, as amended.

Certificate Purchase Agreement: The Certificate Purchase Agreement, to be dated March 29, 2010, among the Initial Purchasers and the Depositor, relating to the Offered Certificates.

Certificates:

The Certificates issued pursuant to the Pooling and Servicing Agreement.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Final Memorandum: The base memorandum, dated March 29, 2010, as supplemented by the supplemental memorandum, dated March 29, 2010.

Initial Purchaser Information: The information in the Preliminary Memorandum and the Final Memorandum contained under the heading “PLAN OF DISTRIBUTION”.

Offered Certificates:

The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates issued pursuant to the Pooling and Servicing Agreement.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated January 31, 2010, among the Depositor, Wells Fargo Bank, N.A., as master servicer, securities administrator and custodian, MorEquity, Inc., as servicer and U.S. Bank National Association, as trustee.

Preliminary Memorandum: The base memorandum, dated March 26, 2010, as supplemented by the supplemental memorandum, dated March 26, 2010.

1.2.

Other Terms.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Certificate Purchase Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each party hereto represents that:

(a)

it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

(b)

this Agreement has been duly authorized, executed and delivered by such party; and

(c)

assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party except to the extent that enforceability thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other similar laws now or hereinafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) possible limitations in certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy.

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ARTICLE III

INDEMNIFICATION

3.1.

Indemnification by the Depositor.

(a)

The Depositor shall indemnify and hold harmless each Initial Purchaser, each of its respective directors, officers and each Person, if any, that controls each Initial Purchaser within the meaning of either the 1933 Act or the Exchange Act, against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities to which such party or any such director, officer or controlling Person may become subject, under the 1933 Act, the Exchange Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum together with any term sheet or any other marketing material used in connection with the offering of the Offered Certificates (the “Marketing Materials”) (in each case excluding any pricing information omitted therefrom and any information derived from such pricing information) or the Final Memorandum, or in any amendment or supplement thereto, relating to the offering of the Offered Certificates or (ii) the omission or alleged omission to state in the Preliminary Memorandum together with the Marketing Materials (in each case excluding any pricing information omitted therefrom and any information derived from such pricing information) or the Final Memorandum, or in any amendment or supplement thereto, relating to the offering of the Offered Certificates, a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent, and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission does not relate to the Initial Purchaser Information, and the Depositor shall reimburse each Initial Purchaser and each such director, officer or controlling Person for any legal or other expenses reasonably incurred by such Initial Purchaser and each such director, officer or controlling Person, in connection with investigating or defending any such loss, claim, damage, liability, penalty, fine, forfeiture or action. The Depositor’s liability under this Section 3.1 shall be in addition to any other liability that the Depositor may otherwise have.

(b)

Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Depositor, its directors and officers, and each Person, if any, that controls the Depositor within the meaning of either the 1933 Act or the Exchange Act, against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities to which such party or any such director, officer or controlling Person may become subject, under the 1933 Act, the Exchange Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or Marketing Materials (in each case excluding any pricing information omitted therefrom and any information derived from such pricing information) or the Final Memorandum, or in any amendment or supplement thereto, relating to the offering of the Offered Certificates or (ii) the omission or alleged omission to state in the foregoing a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the Initial Purchaser Information, and the Initial

4

Purchaser shall reimburse the Depositor and each such director, officer or controlling Person for any legal or other expenses reasonably incurred by the Depositor and each such director, officer or controlling Person, in connection with investigating or defending any such loss, claim, damage, liability, penalty, fine, forfeiture or action. The Initial Purchasers’ liability under this Section 3.1 shall be in addition to any other liability that any Initial Purchaser may otherwise have.

(c)

AGFC shall indemnify and hold harmless each Initial Purchaser, each of its respective directors, officers and each Person, if any, that controls each Initial Purchaser within the meaning of either the 1933 Act or the Exchange Act, against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities to which such party or any such director, officer or controlling Person may become subject, under the 1933 Act, the Exchange Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum together with the Marketing Materials (in each case excluding any pricing information omitted therefrom and any information derived from such pricing information) or the Final Memorandum, or in any amendment or supplement thereto, relating to the offering of the Offered Certificates or (ii) the omission or alleged omission to state in the Preliminary Memorandum together with the Marketing Materials (in each case excluding any pricing information omitted therefrom and any information derived from such pricing information) or the Final Memorandum, or in any amendment or supplement thereto, relating to the offering of the Offered Certificates, a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent, and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission does not relate to the Initial Purchaser Information, and AGFC shall reimburse each Initial Purchaser and each such director, officer or controlling Person for any legal or other expenses reasonably incurred by such Initial Purchaser and each such director, officer or controlling Person, in connection with investigating or defending any such loss, claim, damage, liability, penalty, fine, forfeiture or action. AGFC ’s liability under this Section 3.1 shall be in addition to any other liability that AGFC may otherwise have.

(d)

If the indemnification provided for in this Section 3.1 shall for any reason be unavailable to an indemnified party under this Section 3.1, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages, penalties, fines, forfeitures and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative benefit to the Depositor or AGFC, on the one hand, and the Initial Purchasers, on the other hand, from the issuance and sale of the Certificates or, if such allocation is not permitted by a court of competent jurisdiction, then on a basis appropriate to also recognize the relative fault of the Depositor or AGFC and the Initial Purchasers in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations, which may include the Depositor’s, AGFC’s and the Initial Purchasers’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances; provided, however, that the total

5

contribution of any Initial Purchaser shall not exceed its net proceeds from the sale of the Offered Certificates. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.1, each officer and director of a party to this Agreement and each Person, if any, that controls a party to this Agreement within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such party.

3.2.

Notification; Procedural Matters.

Promptly after receipt by an indemnified party under Section 3.1 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party (or if a claim for contribution is to be made against another party) under Section 3.1 hereof, notify the indemnifying party (or other contributing party) in writing of the claim or the commencement thereof; but the omission to so notify the indemnifying party (or other contributing party) shall not relieve it from any liability it may have to any indemnified party (or to the party requesting contribution) otherwise than under Section 3.1 hereof, except to the extent that it has been materially prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to each indemnified party promptly after receiving the aforesaid notice from an indemnified party, the indemnifying party elects to assume the defense thereof, it may participate (jointly with any other indemnifying party similarly notified) with counsel satisfactory to each indemnified party; provided, however, that if the defendants in any such action include both an indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to such indemnified party to represent such indemnified party within a reasonable time after notice of commencement of the action or (iii) such indemnifying party shall have authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld.  In no event shall any indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any

6

indemnified party is or could have been a party and indemnity could have been sought thereunder by such indemnified party, unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

ARTICLE IV

GENERAL

4.1.

Survival.

This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Certificates.

4.2.

Successors.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling Persons referred to in Article III hereof and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

4.3.

Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law which shall govern.

4.4.

Miscellaneous.

Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

4.5.

Notices.

All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, 601 N.W. Second Street, Evansville, Indiana 47708, Attention: Treasurer; (b) in the case of the Initial Purchasers, to the address set forth on the first page of the Purchase Agreement and (c) in the case of American General Finance Corporation, 601 N.W. Second Street, Evansville, Indiana 47708, Attn: Treasurer.

4.6.

Submission To Jurisdiction; Waivers.

Each of the parties hereto hereby irrevocably and unconditionally:

(A)

SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND

7

ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE APPELLATE COURTS;

(B)

CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)

AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

(D)

AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

8

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

SIXTH STREET FUNDING LLC

By:

Name:

Title:

AMERICAN GENERAL FINANCE CORPORATION

By:

Name:

Title:

RBS SECURITIES INC.

Acting on its own behalf and as Representative of the Purchasers referred to in the foregoing Agreement

By:

Name:

Title: